Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference of our report dated April 8, 2024, with respect to the consolidated financial statements of JanOne Inc. as of and for the year ended December 30, 2023, which are incorporated by reference in this Registration Statement on Form S-8 of JanOne Inc. Our report contained an explanatory paragraph regarding substantial doubt about the Company’s ability to continue as a going concern.

/s/ Hudgens CPA, PLLC

Houston, Texas

April 30, 2024